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                                                               EXHIBIT 10.21


                    EMPLOYMENT AND NONCOMPETITION AGREEMENT
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  THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "Agreement"), dated as of the 22nd day of September, 1995, by and between MK HOLDINGS, INC., an Illinois corporation ("Holdings"), and JOHN BROWN, an individual ("Executive");

                      W I T N E S S E T H:
                      -------------------

  WHEREAS, Executive has been actively involved in the business of Merkle-Korff Industries, Inc., Mercury Industries, Inc. and Elmco Industries, Inc. (the "Companies"), as an employee and officer of the Companies;

  WHEREAS, Holdings has agreed to purchase all of the issued and outstanding shares of the capital stock of the Companies (the "Shares") pursuant to an Agreement for Purchase and Sale of Stock dated May 26, 1995, by and among Holdings and the stockholders of the Companies, as amended (the "Purchase Aqreement");

  WHEREAS, the continued involvement by Executive in a business in competition with the Companies would diminish the value of the Shares to be purchased by Holdings;

  WHEREAS, as an inducement to Holdings to consummate its purchase of the Shares, Executive has agreed to be employed and not to compete with Holdings to the extent set forth below; and

  WHEREAS, Holdings desires to retain the services of Executive and Executive desires to be retained by Holdings;

  NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, as inducement to Holdings to consummate its acquisition of the Shares, and in consideration of the payments by Holdings to Executive required below. the parties hereto agree as follows:

  1. Employment. Subject to the termination provisions of Section 4, Holdings
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shall employ Executive as the President and Chief Operating Officer of Holdings
for a period of three years from the date of execution of this Agreement. Executive shall be responsible for the day-to-day management of the general affairs of Holdings and shall report only to the Chief Executive Officer of Holdings. Executive shall diligently, faithfully and competently perform all duties of the offices of President and Chief Operating Officer and shall devote his full professional time and abilities to the performance of such duties.
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  2. Compensation. While Executive is employed as President and Chief Operating
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Officer of Holdings, Holdings will pay Executive base compensation at a rate of
Two Hundred Thousand Dollars ($200,000) per annum, payable in substantially equal biweekly installments. In addition, while Executive is employed as President and Chief Operating Officer of Holdings, Executive will be eligible to receive an annual bonus from Holdings of up to $200,000, such bonus to be based on a formula reflecting annual increases in Holdings' profitability.

  3. Benefits; Business Expenses. While Executive is employed as President and
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Chief Operating Officer of Holdings, Holdings will provide for Executive's participation in benefit programs on the same basis as other executive officers of Holdings and the Companies. Such benefits shall include, without limitation
(i) the use of a Company automobile (leased or owned) comparable in cost and quality to the automobile now used by the Executive (an Acura Legend), with reasonable operating and maintenance expenses to be paid by Holdings or the Companies, (ii) reimbursement of monthly dues for Itasca Country Club (currently $270.00) and other incidental annual club fees, such as locker rental, (iii) payment of annual life insurance premium on Prudential Life Insurance policy NO> 79-618-269 on Executive's life, a copy of which is attached hereto, and (iv) participation in a disability income protection plan with benefits and costs comparable to a similar plan maintained for Executives of Jordan Industries, Inc. Holdings or the Companies shall reimburse Executive for all reasonable and substantiated business expenses incurred by Executive in performing his duties under this Agreement. Such expense reimbursements shall be made in accordance with policies and procedures established by the Board of Directors of Holdings from time to time.

          4. Termination of Employment for Cause.
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  (a) Termination For Cause. Holdings may terminate all of Holdings' obligations
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under this Agreement, and Executives employment hereunder for "cause", by written notice to the Executive, upon the occurrence of any one of the following on the part of Executive (a) fraud, embezzlement, dishonesty, or conviction of a felony; (b) failure to diligently, faithfully and competently perform his duties, at the direction of Holdings' Board of Directors or Chief Executive Officer in the same manner and to the same extent as performed by him in years prior to the change in ownership of the Companies, all after receiving written notice from Holdings of such failure and having a reasonable opportunity to cure such failure to so perform; (c) breach of any of the terms or covenants Sections 5 or 6 of this Agreement; or (d) death or disability preventing Executive from performing Executive's duties under the terms of this Agreement for a period of more than three (3) months. In the event of termination of this Agreement for "cause", or in the event of voluntary termination by Executive, no sums shall be payable by Holdings after the effective termination

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date. In the event Executive voluntarily terminates employment, Executive will not be liable to Holdings or the Companies for any damages which may be caused by such termination. Sections 5, 6 and 7 of this Agreement shall nevertheless remain in full force and effect.

  (b) Termination Without Cause. If Holdings terminates Executive's employment
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hereunder for any reason not constituting cause as defined in section (a) above,
(including for no reason) then Holdings shall be liable to pay to Executive (i) his annual base compensation until the expiration of the balance of the term hereof and (ii) a pro rata (based on the number of days in the year during which Executive was employed under this Agreement as compared to 365 days in the year) portion of the annual bonus for the year in which termination occurs which bonus Executive would have been entitled to receive under section 2 hereof except for such termination. No other amounts or benefits due hereunder or otherwise shall be due or paid to Executive from and after the date of termination. Sections 5, 6 and 7 of this Agreement shall nevertheless remain in full force and effect.

  5. Restrictive Covenants. During Executive's employment with Holdings or the
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companies hereunder or otherwise and for a period equal to the greater of five
(5) years from the date hereof or three (3) years after Executive is no longer employed by Holdings or the Companies, Executive shall not:

  a. directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in United States or any foreign country in which any of the Companies have conducted business within the past three years that (i) engages in the business of manufacturing or distribution of electric motors and related products that competes with or is similar in concept, design, format, or otherwise to the business conducted by Holdings or the Companies on the date hereof or at any time during the term of this covenant, or (ii) sells to, supplies, provides goods or services to, purchases from, or does business in any manner with Holdings or the Companies if such engagement, assistance or interest has a materially adverse effect on Holdings or the Companies. Notwithstanding the above, this paragraph shall not be construed to prohibit Executive from owning less than three percent (3%) of the outstanding securities of a corporation which is publicly traded on a securities exchange or over-the-counter.

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  b. directly or indirectly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) divert or attempt to divert from Holdings or the Companies any business with any customer or account with which Executive had any contact or association, which was under the supervision of Executive, or the identity of which was learned by Executive as a result of Executive's employment with Holdings or the Companies, or (ii) induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with Holdings or the Companies to terminate their relationship or association with Holdings or the Companies, or to represent, distribute or sell services or products in competition with services or products of Holdings or the Companies, or (iii) induce or cause any employee of Holdings or the Companies to leave the employ of Holdings or the Companies.

  6. Non-Disclosure. Executive shall not at any time or in any manner, directly
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or indirectly, use or disclose to any party other than Holdings or the Companies any trade secrets or other Confidential Information (as defined below) learned or obtained by him while a stockholder, officer or director of Holdings or the Companies. As used herein, the term "Confidential Information" means information disclosed to or known by Executive as a consequence of his position with Holdings or the Companies and not generally known in the industry in which Holdings or the Companies is engaged and that in any way relates to the Companies' or Holdings' products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

  7. Specific Performance. The parties hereto agree that their rights hereunder
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are special and unique and that any violation thereof would not be adequately compensated by money damages, and each grants the other the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement.

  8. Notices. Any notice, request, consent or communication (collectively a
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"Notice") under this Agreement shall be effective only if it is in writing and
(i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, or (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, addressed as follows:

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        a. If to Executive:

        John Brown
        713 South Emerson
        Mount Prospect, IL 60056
        Telephone No. (708)577-4212

with a copy to:

        Mark Hianik, Esq.
        Wildman, Harrold, Allen & Dixon
        225 West Wacker Drive
        Chicago, Illinois 60606-1229
        Telephone No. (312)201-2520

        b. If to Holdings to:
        Thomas H. Quinn
        c/o Jordan Industries, Inc.
        ArborLake Centre, Suite 550
        1751 Lake Cook Road
        Deerfield, Illinois 60015
        Telephone No. (708) 945-5522

with a copy to:

        G. Robert Fisher, Esq.
        Bryan Cave LLP
        1200 Main Street, Suite 3500
        Kansas City, Missouri 64105
        Telephone No. (816) 474-7400

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, or (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

  9. Assignment. This Agreement and all of the provisions hereof shall be
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binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Executive.

  10. Governing Law. This Agreement shall be governed by the law of the State of
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Illinois as to all matters, including, but not limited to, matters of validity, construction, effect and

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performance, except that no doctrine of choice of law shall be used to apply any law other than that of Illinois.

  11. Severability. Holdings and Executive believe the covenants against
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competition contained in this Agreement are reasonable and fair in all respects, and are necessary to protect the interests of Holdings. However, in case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction. Without limiting the foregoing, the parties intend that the covenants and agreements contained in part a. of
Section 5 shall be deemed to be a series of separate covenants and agreements, one for each of The United States of America and one for each of the foreign countries in which any of the Companies have conducted business within the past three years. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants and agreements deemed to be included in part a. of
Section 5, it is the intention of the parties hereto that the covenants and agreements which, if eliminated, would permit the remaining separate covenants and agreements to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of part a. of Section 5.

  12. Neutra1 Interpretation. This Agreement constitutes the product of the
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negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

  13. Miscellaneous. This Agreement may be executed in two or more counterparts,
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each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter.

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  IN WITNESS WHEREOF, the parties hereto have made and entered into this
Agreement the date first hereinabove set forth.


                                        HOLDINGS

                                        MK HOLDINGS, INC.

                                        By: /s/
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                                        Title: Vice President
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                                        EXECUTIVE:

                                         /s/
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                                        John Brown

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